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                                                                      EXHIBIT 11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 15, 1998, and to all references to our Firm included in or made a part of this registration statement of Nuveen Tax-Free Reserves, Inc.


                                         ARTHUR ANDERSEN LLP


Chicago, Illinois
June 8, 1998